Exhibit 99.1

Pattern Energy Reports Fourth Quarter and

Full Year 2013 Financial Results

Declares First Quarter 2014 Dividend of $0.3125 Per Class A Common Share

San Francisco, CA, February 28, 2014 – Pattern Energy Group Inc. (NASDAQ: PEGI) (TSX: PEG) (Pattern Energy), an independent power company, today announced its financial results for the fourth quarter and full year of 2013.

Highlights

•	Cash available for distribution of $42.6 million for 2013, up 141% from 2012

•	Adjusted EBITDA of $141.8 million for 2013, up 88% from 2012

•	Electricity sales of 2,259 GWh for 2013, up 35% from 2012

•	Revenue of $202 million for 2013, up 76% from 2012

•	Increased owned megawatts by 214 MW, up 21%

•	Initiated quarterly cash dividend of $0.3125 per Class A common share in Q4

•	Declared Q1 2014 dividend of $0.3125 per Class A common share

“This was a tremendous year for Pattern Energy that included our successful IPO – the first U.S. listing of a wind power company – the growth of our portfolio to ten projects totaling 1,255 MW and the declaration of our first quarterly dividend,” said Mike Garland, President and CEO of Pattern Energy. “With a strong balance sheet, a clearly identified pipeline of ROFO project acquisitions and significant opportunities for third-party acquisitions, we are optimally positioned to grow our portfolio of world-class wind power projects, which will increase our cash available for distribution and allow us to grow the quarterly dividend.”

In 2013, Pattern Energy acquired 45% of the 149 MW Grand Renewable wind power project in Ontario and made a commitment to acquire 81% of the 182 MW Panhandle 2 wind power project in Texas upon its completion. Pattern Energy’s portfolio now totals ten wind power projects, including Panhandle 2, with a total owned capacity of 1,255 MW.

Pattern Energy successfully closed its initial public offering (IPO) on October 2, 2013. Results for periods prior to the IPO are attributable to its predecessor entities.

Financial Results

Pattern Energy sold 532 GWh of electricity in the fourth quarter of 2013 compared to 453 GWh in the same period in 2012. For the year ended December 31, 2013, Pattern Energy sold 2,259 GWh of electricity, compared to 1,673 GWh in 2012 across a smaller fleet of projects. Electricity sold was lower than expected largely due to lost production from reimbursable turbine down time, which has been corrected, and from wind conditions that were lower than the long-term average.

Net income in the fourth quarter of 2013 was a loss of $19.4 million compared to a loss of $4.5 million for the same period last year. The decrease in the Company’s fourth quarter net income was $14.9 million, which was primarily due to unrealized losses attributable to its energy hedge and to the impact of recording a U.S. income tax valuation allowance on certain deferred tax assets that were contributed to the Company at the time of its IPO, partially offset by unrealized gains attributable to interest rate swaps.

For the full year ended December 31, 2013, net income was $10.1 million, compared to a loss of $13.4 million in 2012. The increase in the Company’s annual net income was primarily due to a full year of commercial operations at the Spring Valley, Santa Isabel and Ocotillo projects, as well as unrealized gains attributable to interest rate swaps.

Adjusted EBITDA

Adjusted EBITDA was $29.4 million for the fourth quarter of 2013 compared to $21.1 million in the same period last year. For the full year ended December 31, 2013, adjusted EBITDA was $141.8 million compared to $75.2 million for 2012. A reconciliation of adjusted EBITDA to net income determined in accordance with GAAP is shown below.

Cash Available For Distribution

Cash available for distribution in the fourth quarter of 2013 was $5.6 million compared to $5.6 million in the same period last year. For the full year ended December 31, 2013, cash available for distribution was near the expected result at $42.6 million compared to $17.7 million for 2012. A reconciliation of cash available for distribution to net cash provided by operating activities determined in accordance with GAAP is shown below.

Quarterly Dividend

On November 26, 2013, Pattern Energy announced that its Board of Directors approved the introduction of a quarterly cash dividend in the amount of $0.3125 per Class A common share for the fourth quarter, which represents $1.25 on an annualized basis.

On February 26, 2014, the Board of Directors approved a quarterly dividend of $0.3125 per Class A common share for the first quarter of 2014, which represents $1.25 on an annualized basis. The dividend will be paid on April 30, 2014 to shareholders of record as of March 31, 2014.

Acquisition Pipeline

In addition to potential acquisitions of assets from third parties, Pattern Energy has the Right of First Offer (ROFO) on an identified pipeline of acquisition opportunities from Pattern Energy Group LP (Pattern Development). Since the IPO, the initial ROFO projects grew in size by 78 MW. In December, the Company acquired two ROFO projects. The remaining initial ROFO projects include the following:

Asset	Location	Owned MW	Status
Gulf Wind	Carson County, TX	76	Operational
Panhandle 1	Panhandle, TX	179	Construction
K2	Ontario, Canada	90	Financing in Process
Armow	Ontario, Canada	90	Ready for Financing
Meikle	BC, Canada	175	Pre-construction

Non-GAAP Financial Measures (unaudited)

The following tables reconcile net income (loss) to adjusted EBITDA and cash available for distribution, respectively, for the periods presented (in thousands):

	Pattern Energy Group Inc.
	Three Months Ended December 31,		For the Year Ended December 31,
	2013	2012	2013	2012
Net income (loss)	$(19,376)	$(4,455)	$10,072	$(13,376)
Plus:
Interest expense, net of interest income	15,186	10,944	61,118	35,457
Tax provision (benefit)	11,347	(4,851)	4,546	(3,604)
Depreciation and accretion	21,422	14,476	83,180	49,027

EBITDA	$28,579	$16,114	$158,916	$67,504

Unrealized (gain) loss on energy derivative	6,050	7	11,272	6,951
Unrealized (gain) loss on interest rate derivatives	(4,692)	4,921	(15,601)	4,953
Interest rate derivative settlements	1,040	—	2,099	—
Gain on transactions	1,205	—	(5,995)	(4,173)
Plus, our proportionate share in the following from our equity accounted investments:
Interest expense, net of interest income	228	44	267	44
Tax (benefit) provision	(88)	(122)	(172)	(65)
Depreciation and accretion	6	—	20	—
Unrealized gain on interest rate and currency derivatives	(2,985)	221	(9,076)	27
Realized loss (gain) on interest rate and currency derivatives	74	(38)	39	—

Adjusted EBITDA	$29,417	$21,147	$141,769	$75,241

	Pattern Energy Group Inc.
	Three Months Ended December 31,		For the Year Ended December 31,
	2013	2012	2013	2012
Net cash provided by operating activities	$9,756	$4,544	$78,152	$35,051
Changes in current operating assets and liabilities	5,233	6,959	8,237	6,885
Network upgrade reimbursement	618	1,236	1,854	6,263
Use of operating cash to fund maintenance and debt reserves	—	(522)	—	(1,047)
Release of restricted cash to fund general and administrative costs	318	—	318	—
Operations and maintenance capital expenditures	(388)	(19)	(819)	(623)
Less:
Distributions to noncontrolling interests	(866)	(244)	(2,292)	(1,298)
Principal payments paid from operating cash flows (1)	(9,041)	(6,356)	(42,829)	(27,546)

Cash available for distribution	$5,630	$5,598	$42,621	$17,685

(1)	Excludes $7,495 of principal pre-payments on our Ocotillo project which were paid from ITC cash grant proceeds for the year ended December 31, 2013

Conference Call and Webcast

Pattern Energy will host a conference call and webcast to discuss these results at 10:30 a.m. U.S. Eastern Time on Friday, February 28, 2014. Mike Garland, President and CEO, and Mike Lyon, CFO, will co-chair the call. Participants should call (888) 231-8191 or (647) 427-7450 and ask an operator for the Pattern Energy earnings call. Please dial in 10-15 minutes prior to the call to secure a line. A replay will be available shortly after the call. To access the replay, please dial (855) 859-2056 or (416) 849-0833 and enter access code 2062037. The replay recording will be available until 12:00 a.m. U.S. Eastern Time, March 14, 2014.

A live webcast of the conference call will be also available in the investor section of Pattern’s website at www.patternenergy.com. An archived webcast will be available for one year.

About Pattern Energy

Pattern Energy Group Inc. (Pattern Energy) is an independent power company listed on the NASDAQ (“PEGI”) and Toronto Stock Exchange (“PEG”). Pattern Energy has a portfolio of ten wind power projects, with a total owned capacity of 1,255 MW, in the United States, Canada and Chile that use proven, best-in-class technology. Pattern Energy’s wind power projects generate stable long-term cash flows in attractive markets and provide a solid foundation for the continued growth of the business. For more information, visit www.patternenergy.com.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements contained in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and “forward-looking information” within the meaning of Canadian securities laws. These forward-looking statements represent the Company’s expectations or beliefs concerning future events, and it is possible that the results described in this press release will not be achieved. These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of the Company’s control, which could cause actual results to differ materially from the results discussed in the forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made, and, except as required by law, the Company does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. New factors emerge from time to time, and it is not possible for the Company to predict all such factors. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements in the prospectus filed with the SEC and applicable Canadian securities regulatory authorities in connection with the Company’s initial public offering. The risk factors and other factors noted in the prospectus could cause actual events or the Company’s actual results to differ materially from those contained in any forward-looking statement.

# # #

Contacts

Ross Marshall

Investor Relations

T: (416) 815-0700 ext. 238

E: rmarshall@tmxequicom.com

Matt Dallas

Media Relations

T: (917) 363-1333

E: matt.dallas@patternenergy.com

Pattern Energy Group Inc.

Consolidated Balance Sheets

(in thousands of U.S. dollars, except share data)

	December 31,
	2013	2012
Assets
Current assets:
Cash and cash equivalents	$103,569	$17,574
Trade receivables	20,951	13,715
Related party receivable	167	—
Reimbursable interconnection costs	1,455	51,307
Derivative assets, current	13,937	17,177
Current deferred tax assets	573	—
Prepaid expenses and other current assets	13,927	13,794

Total current assets	154,579	113,567
Restricted cash	32,636	13,904
Turbine advances	—	44,150
Deferred development costs	—	26,544
Construction in progress	—	6,081
Property, plant and equipment, net of accumulated depreciation of $179,778 and $100,247 in 2013 and 2012, respectively	1,476,142	1,668,302
Unconsolidated investments	107,055	36,218
Derivative assets	82,167	62,895
Deferred financing costs, net of accumulated amortization of $16,225 and $9,311 in 2013 and 2012, respectively	35,792	42,654
Net deferred tax assets	2,017	4,940
Other assets	13,243	16,475

Total assets	$1,903,631	$2,035,730

Liabilities and equity
Current liabilities:
Accounts payable and other accrued liabilities	$15,550	$7,750
Accrued construction costs	3,204	67,206
Related party payable	1,245	198
Accrued interest	495	559
Dividend payable	11,103	—
Contingent liabilities	—	8,001
Derivative liabilities, current	16,171	13,462
Current portion of long-term debt	48,851	137,258

Total current liabilities	96,619	234,434
Long-term debt	1,200,367	1,153,312
Derivative liabilities	7,439	35,326
Asset retirement obligations	20,834	19,056
Net deferred tax liabilities	9,930	3,662
Other long-term liabilities	438	528

Total liabilities	1,335,627	1,446,318

Equity:
Class A common stock, $0.01 par value per share: 500,000,000 shares authorized; 35,530,786 and 100 shares issued and outstanding as of December 31, 2013 and 2012, respectively	355	—
Class B common stock, $0.01 par value per share: 20,000,000 shares authorized; 15,555,000 shares issued and outstanding at December 31, 2013	156	—
Additional paid-in capital	489,388	1
Capital	—	545,471
Accumulated (loss) income	(13,336)	2,903
Accumulated other comprehensive loss	(8,353)	(34,264)

Total equity before noncontrolling interest	468,210	514,111
Noncontrolling interest	99,794	75,301

Total equity	568,004	589,412

Total liabilities and equity	$1,903,631	$2,035,730

Pattern Energy Group Inc.

Consolidated Statements of Operations

(in thousands of U.S. dollars, except per share data)

	Three months ended December 31,		Year ended December 31,
	2013	2012	2013	2012
Revenue:
Electricity sales	$42,737	$29,675	$173,270	$101,835
Energy derivative settlements	3,925	4,677	16,798	19,644
Unrealized loss on energy derivative	(6,050)	(7)	(11,272)	(6,951)
Related party revenue	446	—	911	—
Other revenue	709	—	21,866	—

Total revenue	41,767	34,345	201,573	114,528

Cost of revenue:
Project expense	15,616	9,782	57,677	34,843
Depreciation and accretion	21,422	14,476	83,180	49,027

Total cost of revenue	37,038	24,258	140,857	83,870

Gross profit	4,729	10,087	60,716	30,658

Operating expenses:
Development expense	—	174	—	174
General and administrative	4,256	271	4,819	858
Related party general and administrative	(799)	3,017	8,169	10,604

Total operating expenses	3,457	3,462	12,988	11,636

Operating income	1,272	6,625	47,728	19,022

Other income (expense):
Interest expense	(15,445)	(11,307)	(63,614)	(36,502)
Equity in earnings (losses) in unconsolidated investments	2,658	(53)	7,846	(40)
Interest rate derivative settlements	(1,040)	—	(2,099)	—
Unrealized gain (loss) on derivatives	4,692	(4,921)	15,601	(4,953)
Net (loss) gain on transactions	(1,205)	—	5,995	4,173
Related party income	665	—	665	—
Other income, net	373	350	2,496	1,320

Total other expense	(9,302)	(15,931)	(33,110)	(36,002)

Net (loss) income before income tax	(8,030)	(9,306)	14,618	(16,980)
Tax provision (benefit)	11,346	(4,851)	4,546	(3,604)

Net (loss) income	(19,376)	(4,455)	10,072	(13,376)
Net loss attributable to noncontrolling interest	(6,197)	(1,146)	(6,887)	(7,089)

Net (loss) income attributable to controlling interest	$(13,179)	$(3,309)	$16,959	$(6,287)

Earnings per share information:
Less: Net income attributable to controlling interest prior to the IPO on October 2, 2013	(157)		(30,295)

Net loss attributable to controlling interest subsequent to the IPO	$(13,336)		$(13,336)

Weighted average number of shares:
Basic and diluted - Class A common stock	35,448,056		35,448,056
Basic and diluted - Class B common stock	15,555,000		15,555,000
Earnings per share for period subsequent to the IPO
Class A common stock:
Basic and diluted loss per share	$(0.17)		$(0.17)

Class B common stock:
Basic and diluted loss per share	$(0.48)		$(0.48)

2012 pro forma information:
Unaudited pro forma net loss after tax:
Net loss before income tax				$(16,980)
Pro forma tax provision				818

Pro forma net loss				$(17,798)

Pattern Energy Group Inc.

Consolidated Statements of Cash Flows

(in thousands of U.S. dollars)

	Three months ended December 31,		Year ended December 31,
	2013	2012	2013	2012
Operating activities
Net (loss) income	$(19,376)	$(4,455)	$10,072	$(13,376)
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and accretion	21,422	14,476	83,180	49,027
Amortization of financing costs	1,388	1,278	6,816	2,546
Unrealized loss (gain) on derivatives	1,358	4,928	(4,329)	11,904
Stock-based compensation	511	—	511	—
Net loss (gain) on transactions	1,205	—	(5,995)	(4,173)
Deferred taxes	11,347	(4,851)	4,546	(3,604)
Equity in (earnings) loss in unconsolidated investments	(2,658)	53	(7,846)	40
Changes in operating assets and liabilities:
Trade receivables	(786)	(3,014)	(8,721)	(298)
Reimbursable interconnection receivable	(11)	—	(11)	—
Prepaid expenses and other current assets	695	(2,464)	(2,698)	(5,842)
Other assets (non current)	(208)	(114)	(566)	(428)
Accounts payable and other accrued liabilities	(1,826)	552	3,036	(379)
Related party receivable/payable	481	(782)	190	(100)
Accrued interest payable	(890)	(1,063)	(33)	(78)
Contingent liabilities	—	—	—	(188)
Long-term liabilities	(2,896)	—	—	—

Net cash provided by operating activities	9,756	4,544	78,152	35,051

Investing activities
Receipt of ITC Cash Grant	—	79,910	173,446	79,910
Payment for acquisition from Pattern Development	(30,070)	—	(30,070)	—
Proceeds from sale of investments and tax credits	—	—	14,254	4,173
Decrease in restricted cash - interconnect and PPA security	2,785	27,990	66,517	28,431
Increase in restricted cash - interconnect and PPA security	(2)	(35,732)	(80,569)	(36,576)
Capital expenditures	(2,552)	(281,346)	(123,517)	(641,422)
Deferred development costs	—	(1,691)	(528)	(7,093)
Distribution from unconsolidated investments	—	—	10,463	—
Contribution to unconsolidated investments	(941)	(1,433)	(9,678)	(22,387)
Reimbursable interconnection receivable	—	(5,663)	49,715	(47,055)
Other assets (non current)	618	1,231	2,358	3,066

Net cash (used in) provided by investing activities	(30,162)	(216,734)	72,391	(638,953)

Pattern Energy Group Inc.

Consolidated Statements of Cash Flows

(in thousands of U.S. dollars)

	Three months ended December 31,		Year ended December 31,
	2013	2012	2013	2012
Financing activities
Proceeds from IPO, net of expenses	$317,926	$—	$317,926	$—
Repurchase of shares for employee tax withholding	(24)	—	(24)	—
Capital distributions - Contribution Transactions	(232,640)	—	(232,640)	—
Payment for acquisition from Pattern Development	(49,430)	—	(49,430)	—
Capital contributions - controlling interest	—	46,732	32,679	281,519
Capital distributions - controlling interest	—	(88,457)	(98,886)	(114,236)
Capital distributions - noncontrolling interest	(866)	(244)	(2,292)	(1,298)
Decrease in restricted cash - debt service reserves	6,035	17,896	122,689	26,669
Increase in restricted cash - debt service reserves	(894)	(641)	(127,369)	(15,850)
Payment for deferred financing costs	—	(19,944)	(294)	(19,989)
Proceeds from revolving credit facility	—	—	56,000	—
Proceeds from long-term debt	—	302,368	138,620	497,226
Repayment of revolving credit facility	(56,000)	—	(56,000)	—
Repayment of long-term debt	(9,041)	(6,356)	(50,324)	(27,546)
Repayment of construction and grant loans	—	(53,328)	(114,056)	(53,328)

Net cash (used in) provided by financing activities	(24,934)	198,026	(63,401)	573,167

Effect of exchange rate changes on cash and cash equivalents	(181)	(111)	(1,147)	637

Net change in cash and cash equivalents	(45,521)	(14,275)	85,995	(30,098)
Cash and cash equivalents at beginning of period	149,090	31,849	17,574	47,672

Cash and cash equivalents at end of period	$103,569	$17,574	$103,569	$17,574

Supplemental disclosure
Cash payments for interest and commitment fees	$12,327	$14,123	$57,505	$43,474
Schedule of non-cash activities
Change in fair value of interest rate swaps	13,978	(957)	52,244	(11,173)
Change in fair value of contingent liabilities	—	(1,701)	—	(2,015)
Amortization of deferred financing costs - included as construction in progress	—	1,395	175	3,824
Capitalized interest	941	3,024	4,171	9,386
Capitalized commitment fee	—	317	39	873
Change in property, plant and equipment	(32,440)	(11,218)	(192,461)	30,154
Transfer of capitalized assets to South Kent joint venture	—	—	49,275	—
Non-cash distribution to Pattern Development	—	—	(5,748)	—
Assumption of liabilities related to Contribution Transactions	(4,207)	—	(4,207)	—
Accrued IPO stock issuance costs	(884)	—	(884)	—